UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed, on November 12, 2024, Glucotrack, Inc., a Delaware corporation (the “Company”) commenced a best efforts public offering (the “Offering”). In connection with a private placement that closed simultaneously with the Offering, the Company entered into a securities purchase agreement (the “Note Investor SPA”) with an existing investor which is controlled by a director of the Company (the “Note Investor”). Pursuant to the Note Investor SPA, the Note Investor agreed to convert approximately $4,093,112 of debt, which represented the then outstanding principal and accrued interest under a note originally issued to the Note Investor on July 30, 2024, on substantially the same terms as the Offering, resulting in the issuance 132,036 shares of common stock, par value $0.001 per share of the Company (the “Common Stock”), plus accompanying Series A common warrants to purchase Common Stock (the “Series A Warrants”) and accompanying Series B warrants to purchase Common Stock (the “Series B Warrants”).

In addition, in connection with Offering, the Company converted (the “Conversion”) on substantially the same terms as the Offering, three outstanding convertible promissory notes (the July 18 Notes” and, each holder of a July 18 Note, a “Holder”), with an aggregate outstanding principal and accrued interest in the amount of $304,494. As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 22, 2024, that disclosed the entry into the July 18 Notes, the July 18 Notes were to automatically convert upon a Qualified Financing (as defined in the July 18 Notes), into a number of equity securities of the Company sold in the Qualified Financing, equal to a number of shares calculated by dividing (X) the balance of the note by (Y) an amount equal to the price per share or other unit of equity securities issued in such Qualified Financing, and otherwise on the same terms as the security issued in the Qualified Financing, provided that the conversion price per share shall not be lower than the Floor Price (as defined in the July 18 Notes). In connection with the Conversion, the Company issued to the Holders, an aggregate of 9,760 shares of Common Stock, Series A Warrants and Series B Warrants.

On March 11, 2025, the Company received exchange notices from the Note Investor and the Holders with respect to an aggregate of 2,835,905 Series B Warrants (the “Exchanged Warrants”), requiring the delivery of 2,749,817 shares of Common Stock. The Exchanged Warrants represent all Series B Warrants held by the Note Investor and the Holders.

The Series B Warrants contained an alternative cashless exercise feature, pursuant to which the holder of a Series B Warrant could exchange such Series B Warrant to acquire, on a cashless basis, additional shares of Common Stock, pursuant to a formula set forth in the Series B Warrants that provided for the acquisition of up to 300% of the number of shares that could otherwise be purchased under such Series B Warrant pursuant to a cash exercise of such Series B Warrant.

The issuance of Common Stock was made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act, on the basis that (a) the shares of Common Stock were issued in exchange for other outstanding securities of the Company; (b) there was no additional consideration delivered by the holder in connection with the exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2025

GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer